As filed with the Securities and Exchange Commission on December 10, 2007.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SEACHANGE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3197974
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

50 Nagog Park

Acton, Massachusetts 01720

(978) 897-0100

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2005 Equity Compensation and Incentive Plan

(Full title of the plan)

William C. Styslinger, III

President, Chief Executive Officer and Chairman of the Board

SEACHANGE INTERNATIONAL, INC.

50 Nagog Park

Acton, Massachusetts 01720

(Name and address of agent for service)

(978) 897-0100

(Telephone number, including area code, of agent for service)

Copy to:

William B. Asher, Jr., Esq.

CHOATE, HALL & STEWART LLP

Two International Place

Boston, MA 02110

(617) 248-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Offering Price	Amount of Registration Fee(4)
Amended and Restated 2005 Equity Compensation and Incentive Plan, Common Stock, $.01 par value	1,300,000 shares	$7.39	$9,607,000	$294.93

(1)	An additional 1,300,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of SeaChange International, Inc. (“SeaChange” or the “Company”) have been authorized for issuance pursuant to SeaChange’s Amended and Restated 2005 Equity Compensation and Incentive Plan (the “Plan”) and such additional shares are registered hereby. Upon the filing and effectiveness of this Registration Statement on Form S-8, the total number of shares of Common Stock registered pursuant to the Plan will be 2,800,000 shares.

(2)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization of the Company which results in an increase in the number of the Company’s outstanding shares of Common Stock.

(3)	The price of $7.39 per share, which is the average of the high and low sales prices per share of Common Stock on the Nasdaq Global Market on December 5, 2007 is set forth solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”).

(4)	Calculated pursuant to Section 6(b) of the Securities Act.

REGISTRATION OF ADDITIONAL SECURITIES

AND

INCORPORATION OF EARLIER REGISTRATION STATEMENT BY REFERENCE

This Registration Statement registers additional securities of the same class as other securities for which the Registration Statement on Form S-8 (File No. 333-128987), as filed with the Securities and Exchange Commission on October 13, 2005, is effective. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 1,300,000 shares authorized under the Plan. An amendment to the Plan to increase the reserved and authorized number of shares under the Plan by 1,300,000 was authorized by the Company’s Board of Directors on May 22, 2007 and such amendment was approved by the Company’s stockholders on July 18, 2007. The contents of the prior Registration Statement on Form S-8 (File No. 333-128987) are incorporated herein by reference, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Form S-8 will be sent or given to the employees who have been granted options under the Plan as specified by Rule 428(b)(1) of the Securities Act. In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as Prospectuses or Prospectus Supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Company with the Securities and Exchange Commission (the “SEC”) are incorporated in this Registration Statement by reference as of their respective dates:

(a)	SeaChange’s Annual Report on Form 10-K/A for the fiscal year ended January 31, 2007, filed on October 19, 2007 (File No. 000-21393);

(b)	SeaChange’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2007, as originally filed on June 18, 2007 and as amended on Form 10-Q/A filed on October 22, 2007 (File No. 000-21393); SeaChange’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2007, filed on October 24, 2007, (File No. 000-21393); SeaChange’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2007, filed on December 10, 2007, (File No. 000-21393); and SeaChange’s Current Reports on Form 8-K filed on June 19, 2007, July 20, 2007, August 31, 2007, September 17, 2007, September 24, 2007 and November 6, 2007 (File No. 000-21393); and

(c)	The section entitled “Description of Registrant’s Securities to be Registered” contained in SeaChange’s Registration Statement on Form 8-A filed under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on September 18, 1996 (File No. 000-21393).

All documents subsequently filed with the SEC by SeaChange pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Delaware General Corporation Law and our Certificate of Incorporation provide for indemnification of our directors and officers for liabilities and expenses that they may incur in those capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of SeaChange, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. We refer you to our Amended and Restated Certificate of Incorporation filed as Exhibit 3.3 to our Registration Statement on Form S-1 filed with the SEC on November 4, 1996 (File No. 333-12233) and the amendment thereto filed as Exhibit 4.1 to our Quarterly Report on Form 10-Q filed with the SEC on December 15, 2000 (File No. 000-21393).

The Company maintains directors’ and officers’ liability insurance to insure our directors and certain officers against certain liabilities and expenses which arise out of or in connection with their capacities as directors and officers.

5

ITEM 8.	EXHIBITS

Exhibit No.	Description of Exhibit

Exhibit 4.1	Specimen certificate representing the Common Stock of SeaChange (filed as Exhibit 4.1 to SeaChange’s Registration Statement on Form S-1 previously filed with the SEC on October 24, 1996 (File No. 333-12233) and incorporated herein by reference).

Exhibit 4.2	Amended and Restated Certificate of Incorporation of SeaChange (filed as Exhibit 4.2 to SeaChange’s Registration Statement on Form S-8 previously filed with the SEC on December 6, 1996 (File No. 333-17379) and incorporated herein by reference).

Exhibit 4.3	Certificate of Amendment, filed May 25, 2000 with the Secretary of State of Delaware, to the Amended and Restated Certificate of Incorporation of SeaChange (filed as Exhibit 4.2 to SeaChange’s Registration Statement on Form S-3 previously filed with the SEC on December 6, 2000 (File No. 333-51386) and incorporated herein by reference).

Exhibit 4.4	Amended and Restated By-Laws of SeaChange (filed as Exhibit 4.3 to SeaChange’s Registration Statement on Form S-8 previously filed with the SEC on December 6, 1996 (File No. 333-17379) and incorporated herein by reference).

Exhibit 4.5	Amended and Restated 2005 Equity Compensation and Incentive Plan (filed as Appendix A to SeaChange’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 25, 2007 (File No. 000-21393) and incorporated herein by reference).

Exhibit 5.1	Opinion of Choate, Hall & Stewart LLP.

Exhibit 23.1	Consent of PricewaterhouseCoopers LLP.

Exhibit 23.2	Consent of Grant Thornton LLP.

Exhibit 23.3	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1).

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

ITEM 9.	UNDERTAKINGS.

(a)	SeaChange hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any Prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be

6

reflected in the form of Prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)	To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	SeaChange hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of SeaChange’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of SeaChange pursuant to applicable indemnification provisions, SeaChange has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by SeaChange of expenses incurred or paid by a director, officer or controlling person of SeaChange in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, SeaChange will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

7

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Acton, Commonwealth of Massachusetts on December 10, 2007.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Kevin M. Bisson
Kevin M. Bisson Senior Vice President, Finance and Administration, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints William C. Styslinger, III and Kevin M. Bisson, jointly and severally, his or her true and lawful attorneys-in-fact and agents with full powers of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all supplements amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the dates indicated by the following persons in the capacities indicated.

Signature	Title	Date

/s/ William C. Styslinger, III William C. Styslinger, III	President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	December 10, 2007

/s/ Kevin M. Bisson Kevin M. Bisson	Senior Vice President, Finance and Administration, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	December 10, 2007

/s/ Mary Palermo Cotton Mary Palermo Cotton	Director	December 10, 2007

/s/ Martin R. Hoffman Martin R. Hoffmann	Director	December 10, 2007

/s/ Thomas F. Olson Thomas F. Olson	Director	December 10, 2007

/s/ Carmine Vona Carmine Vona	Director	December 10, 2007

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

Exhibit 4.1	Specimen certificate representing the Common Stock of SeaChange (filed as Exhibit 4.1 to SeaChange’s Registration Statement on Form S-1 previously filed with the SEC on October 24, 1996 (File No. 333-12233) and incorporated herein by reference).

Exhibit 4.2	Amended and Restated Certificate of Incorporation of SeaChange (filed as Exhibit 4.2 to SeaChange’s Registration Statement on Form S-8 previously filed with the SEC on December 6, 1996 (File No. 333-17379) and incorporated herein by reference).

Exhibit 4.3	Certificate of Amendment, filed May 25, 2000 with the Secretary of State of Delaware, to the Amended and Restated Certificate of Incorporation of SeaChange (filed as Exhibit 4.2 to SeaChange’s Registration Statement on Form S-3 previously filed with the SEC on December 6, 2000 (File No. 333-51386) and incorporated herein by reference).

Exhibit 4.4	Amended and Restated By-Laws of SeaChange (filed as Exhibit 4.3 to SeaChange’s Registration Statement on Form S-8 previously filed with the SEC on December 6, 1996 (File No. 333-17379) and incorporated herein by reference).

Exhibit 4.5	Amended and Restated 2005 Equity Compensation and Incentive Plan (filed as Appendix A to SeaChange’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 25, 2007 (File No. 000-21393) and incorporated herein by reference).

Exhibit 5.1	Opinion of Choate, Hall & Stewart LLP.

Exhibit 23.1	Consent of PricewaterhouseCoopers LLP.

Exhibit 23.2	Consent of Grant Thornton LLP.

Exhibit 23.3	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1).

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

9